United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: June 19, 2007

Commission File Number: 000-28881

Family Healthcare Solutions, Inc.

Nevada	88-0403762
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Via Simon Bolivar Edificio El Congrejo, Officina 22, Panama	0818-0031
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 507-213-1325
(WORCO Attorneys are contact persons at that address and number)

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

REPORT

Item 8.01 Other Events. We have recently discovered that we have reported our Federal Tax ID in correctly. Our correct ID number is 88-0403726. We are just now filing the last three years' tax returns with the correct number. No IRS filings with incorrect ID have been made.

Dated: June 19, 2007

Teodoro F. Franco L.
Teodoro F. Franco L.
SOLE OFFICER/DIRECTOR